Exhibit 99.1

News Release
Pentair Reports First Quarter 2015 Results

•	First quarter sales of $1.5 billion. Total sales declined 10 percent consisting of a 4 percent decline in core sales and negative FX translation of 6 percent.

•	EPS declined 8 percent to $0.65 and adjusted operating margins declined 60 basis points to 11.6 percent compared to first quarter 2014 adjusted results.

•	Free cash flow usage of $159 million in the quarter and the company expects to deliver full year free cash flow greater than 120 percent of net income.

•	The company updates 2015 adjusted EPS guidance to approximately $3.80 from a range of $4.10 - $4.25.
Reconciliations of GAAP to Non-GAAP measures are in the attached financial tables.
MANCHESTER, United Kingdom — April 21, 2015— Pentair plc (NYSE: PNR) today announced first quarter 2015 sales of $1.5 billion. Sales were down 10 percent compared to sales for the same period last year. First quarter 2015 earnings per diluted share from continuing operations (“EPS”) were $0.65, down 8 percent from adjusted EPS of $0.71 in the first quarter of last year. Adjusted EPS, adjusted operating income, and segment income exclude redomicile-related expenses and restructuring costs.
“We started the year much slower than we had originally anticipated as a decline in oil prices and the strengthening dollar have led many of our customers to delay business in what feels like a global capital spending pause,” said Randall J. Hogan, Pentair Chairman and Chief Executive Officer. "We believe that Pentair is in the right markets for the long term and we have detailed plans in place to work through the anticipated near term challenges.”
First quarter 2015 operating income was $171 million, down 15 percent compared to adjusted operating income for first quarter 2014, and adjusted operating margins were 11.6 percent, a decline of 60 basis points when compared to adjusted first quarter 2014 operating margins.
Free cash flow in the quarter was a usage of $159 million, reflecting normal seasonality and timing of cash flows. The company expects to deliver full year free cash flow greater than 120 percent of net income.
Pentair paid dividends of $0.32 per share in the first quarter of 2015. Pentair previously announced on December 10, 2014 that its Board of Directors approved a 16 percent increase in the company's regular annual cash dividend rate for 2015 to $1.28 from $1.10. 2015 marks the 39th consecutive year that Pentair has increased its dividend.

FIRST QUARTER BUSINESS HIGHLIGHTS
All references to changes in core sales exclude the impact of currency translation. See attached reconciliations of these Non-GAAP measures.
Valves & Controls delivered first quarter 2015 sales of $429 million, down 19 percent versus the prior year quarter. Core sales declined 11 percent year over year for the first quarter and negative FX translation was 8 percent. Backlog decreased 4 percent to $1.2 billion compared to fourth quarter 2014.

•
Core sales in the Energy vertical, which accounted for approximately 60 percent of Valves & Controls revenue in the quarter, decreased 12 percent. Core sales to the oil & gas industry were down 11 percent while core sales to the power industry decreased 6 percent. Core sales to the mining industry decreased 26 percent.

•	Core sales in the Industrial vertical, which accounted for approximately 40 percent of Valves & Controls revenue in the quarter, decreased 10 percent.
Valves & Controls delivered first quarter segment income of $42 million, down 31 percent compared to $61 million in the same quarter last year. First quarter segment margins decreased 170 basis points to 9.8 percent.

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Flow & Filtration Solutions first quarter sales were $350 million, down 13 percent versus the prior year quarter. Core sales declined 7 percent in the first quarter and negative FX translation was 6 percent.

•	Core sales in the Residential & Commercial vertical, which accounted for approximately 35 percent of Flow & Filtration Solutions revenue in the quarter, decreased 11 percent.

•	Core sales in the Food & Beverage vertical, which accounted for approximately 30 percent of Flow & Filtration Solutions revenue in the quarter, decreased 2 percent.

•	Core sales in the Infrastructure vertical, which accounted for approximately 15 percent of Flow & Filtration Solutions revenue in the quarter, decreased 14 percent.

•	Core sales in the Industrial vertical, which accounted for approximately 15 percent of Flow & Filtration Solutions revenue in the quarter, decreased 1 percent.
Flow & Filtration Solutions first quarter segment income of $29 million represented a 16 percent decrease as compared to $35 million in the same period last year. Segment margins decreased by 40 basis points to 8.3 percent.
Water Quality Systems delivered first quarter 2015 sales of $307 million, up 1 percent versus the prior year quarter. Core sales grew 4 percent in the first quarter and negative FX translation was 3 percent.

•	Core sales in the Residential & Commercial vertical, which accounted for approximately 80 percent of Water Quality Systems revenue in the quarter, increased 3 percent.

•	Core sales in the Food & Beverage vertical, which accounted for approximately 20 percent of Water Quality Systems revenue in the quarter, increased 11 percent.
Water Quality Systems delivered first quarter segment income of $49 million, represented a 3 percent increase compared to $48 million in the same quarter last year. First quarter 2015 segment margins increased 40 basis points to 16.1 percent.
Technical Solutions delivered first quarter 2015 sales of $396 million, down 5 percent versus the prior year quarter. Core sales grew 1 percent in the first quarter and negative FX translation was 6 percent.

•	Core sales in the Industrial vertical, which accounted for approximately 45 percent of Technical Solutions revenue in the quarter, were flat.

•	Core sales in the Energy vertical, which accounted for approximately 25 percent of Technical Solutions revenue in the quarter, increased 2 percent.

•	Core sales in the Residential & Commercial vertical, which accounted for approximately 15 percent of Technical Solutions revenue in the quarter, increased 7 percent.

•	Core sales in the Infrastructure vertical, which accounted for approximately 15 percent of Technical Solutions revenue in the quarter, increased 2 percent.
Technical Solutions delivered first quarter segment income of $73 million, down 8 percent compared to $79 million in the same quarter last year. First quarter 2015 segment margins decreased 70 basis points to 18.4 percent.

OUTLOOK
The company updated its full year 2015 adjusted EPS guidance to approximately $3.80, which represents an increase of approximately one percent from 2014 adjusted EPS of $3.78. The company anticipates full year 2015 sales of $6.5 billion, or down approximately 8 to 9 percent over 2014 sales. The company expects to generate free cash flow in excess of 120 percent of net income in 2015.
“Given the significantly slower start to the year, we are adjusting our expectations for the full year,” said Hogan. "We have rebuilt our plan for the full year to deliver adjusted EPS to be at least flat compared to last year. Although the economic headwinds have worsened, we are focusing on the elements within our control. This includes getting more aggressive on cost actions, continuing to invest in differentiated growth, and select M&A where appropriate.”
In addition, the company introduced second quarter 2015 adjusted EPS guidance of $0.95 - $0.96, down approximately 6 percent on an adjusted basis versus the same quarter last year's adjusted EPS. The company expects second quarter revenue to be approximately $1.64 billion, which would be down approximately 10 to 11 percent on a reported basis and down 3 to 4 percent on a core basis compared to second quarter 2014 revenue.

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EARNINGS CONFERENCE CALL
Pentair Chairman and CEO Randall J. Hogan and Chief Financial Officer John L. Stauch will discuss the company’s performance and first quarter 2015 results on a two-way conference call with investors at 9:00 a.m. Eastern today. A live audio webcast of the call, along with the related presentation, can be accessed in the Investors section of the company’s website, www.pentair.com, shortly before the call begins. Reconciliations of non-GAAP financial measures are set forth in the attachments to this release and in the presentation, both of which can be found on Pentair’s website. The webcast and presentation will be archived at the company’s website following the conclusion of the event.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact are forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “positioned,” “strategy,” “future” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include the ability to achieve the benefits of planned cost take-out actions, the ability to successfully complete the disposition of our Water Transport business on anticipated terms and timetable; overall global economic and business conditions; competition and pricing pressures in the markets we serve; the strength of housing and related markets; volatility in currency exchange rates and commodity prices; inability to generate savings from excellence in operations initiatives consisting of lean enterprise, supply management and cash flow practices; increased risks associated with operating foreign businesses; the ability to deliver backlog and win future project work; failure of markets to accept new product introductions and enhancements; the ability to successfully identify, complete and integrate acquisitions; the impact of changes in laws and regulations, including those that limit U.S. tax benefits; the outcome of litigation and governmental proceedings; and the ability to achieve our long-term strategic operating goals. Additional information concerning these and other factors is contained in our filings with the U.S. Securities and Exchange Commission, including in our 2014 Annual Report on Form 10-K. All forward-looking statements speak only as of the date of this press release. We assume no obligation, and disclaim any obligation, to update the information contained in this press release.

ABOUT PENTAIR PLC
Pentair plc (www.pentair.com) delivers industry-leading products, services and solutions for its customers’ diverse needs in water and other fluids, thermal management and equipment protection. With 2014 revenues of $7.0 billion, Pentair employs approximately 30,000 people worldwide.

PENTAIR CONTACTS:
Jim Lucas
Vice President, Investor Relations
Direct: 763-656-5575
Email: jim.lucas@pentair.com

Rebecca Osborn
Senior Manager, External Communications
Direct: 763-656-5589
Email: rebecca.osborn@pentair.com

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Pentair plc and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)

	Three months ended
In millions, except per-share data	March 28, 2015	March 29, 2014
Net sales	$1,475.0	$1,644.0
Cost of goods sold	964.8	1,079.9
Gross profit	510.2	564.1
% of net sales	34.6%	34.3%
Selling, general and administrative	309.2	352.5
% of net sales	21.0%	21.4%
Research and development	29.8	29.5
% of net sales	2.0%	1.8%
Operating income	171.2	182.1
% of net sales	11.6%	11.1%
Other (income) expense:
Equity income of unconsolidated subsidiaries	(0.5)	(0.3)
Net interest expense	18.2	16.1
% of net sales	1.2%	1.0%
Income from continuing operations before income taxes	153.5	166.3
Provision for income taxes	35.3	40.8
Effective tax rate	23.0%	24.5%
Net income from continuing operations	118.2	125.5
Loss from discontinued operations, net of tax	(4.3)	(1.3)
Loss from sale / impairment of discontinued operations, net of tax	—	(5.6)
Net income	$113.9	$118.6
Earnings (loss) per ordinary share
Basic
Continuing operations	$0.66	$0.64
Discontinued operations	(0.03)	(0.04)
Basic earnings per ordinary share	$0.63	$0.60
Diluted
Continuing operations	$0.65	$0.63
Discontinued operations	(0.03)	(0.04)
Diluted earnings per ordinary share	$0.62	$0.59
Weighted average ordinary shares outstanding
Basic	180.1	196.2
Diluted	182.7	199.7
Cash dividends paid per ordinary share	$0.32	$0.25

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Pentair plc and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

	March 28, 2015	December 31, 2014
In millions
Assets
Current assets
Cash and cash equivalents	$131.1	$110.4
Accounts and notes receivable, net	1,247.5	1,205.9
Inventories	1,177.0	1,130.4
Other current assets	412.5	366.8
Current assets held for sale	8.8	80.6
Total current assets	2,976.9	2,894.1
Property, plant and equipment, net	915.4	950.0
Other assets
Goodwill	4,671.8	4,741.9
Intangibles, net	1,559.1	1,608.1
Other non-current assets	420.3	436.2
Non-current assets held for sale	25.9	24.9
Total other assets	6,677.1	6,811.1
Total assets	$10,569.4	$10,655.2
Liabilities and Equity
Current liabilities
Current maturities of long-term debt and short-term borrowings	$5.6	$6.7
Accounts payable	504.9	583.1
Employee compensation and benefits	254.9	305.5
Other current liabilities	654.2	709.1
Current liabilities held for sale	11.5	35.1
Total current liabilities	1,431.1	1,639.5
Other liabilities
Long-term debt	3,403.4	2,997.4
Pension and other post-retirement compensation and benefits	300.9	322.0
Deferred tax liabilities	516.3	528.3
Other non-current liabilities	490.4	497.7
Non-current liabilities held for sale	4.0	6.5
Total liabilities	6,146.1	5,991.4
Equity	4,423.3	4,663.8
Total liabilities and equity	$10,569.4	$10,655.2

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Pentair plc and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
	Three months ended
In millions	March 28, 2015	March 29, 2014
Operating activities
Net income	$113.9	$118.6
Loss from discontinued operations, net of tax	4.3	1.3
Loss from sale / impairment of discontinued operations, net of tax	—	5.6
Adjustments to reconcile net income from continuing operations to net cash provided by (used for) operating activities of continuing operations
Equity income of unconsolidated subsidiaries	(0.5)	(0.3)
Depreciation	32.4	34.8
Amortization	27.6	28.5
Deferred income taxes	5.7	(1.4)
Share-based compensation	9.7	7.4
Excess tax benefits from share-based compensation	(2.8)	(6.1)
Loss (gain) on sale of assets	(1.2)	0.3
Changes in assets and liabilities, net of effects of business acquisitions
Accounts and notes receivable	(85.8)	(76.9)
Inventories	(88.2)	(34.5)
Other current assets	(71.0)	(32.2)
Accounts payable	(60.2)	(35.7)
Employee compensation and benefits	(33.7)	(49.3)
Other current liabilities	38.8	33.4
Other non-current assets and liabilities	(15.2)	(6.2)
Net cash provided by (used for) operating activities of continuing operations	(126.2)	(12.7)
Net cash provided by (used for) operating activities of discontinued operations	(7.0)	15.2
Net cash provided by (used for) operating activities	(133.2)	2.5
Investing activities
Capital expenditures	(34.8)	(27.2)
Proceeds from sale of property and equipment	2.3	0.4
Acquisitions, net of cash acquired	(3.0)	—
Other	—	(0.5)
Net cash provided by (used for) investing activities of continuing operations	(35.5)	(27.3)
Net cash provided by (used for) investing activities of discontinued operations	54.9	—
Net cash provided by (used for) investing activities	19.4	(27.3)
Financing activities
Net receipts of short-term borrowings	—	0.3
Net receipts of commercial paper and revolving long-term debt	406.0	381.9
Repayments of long-term debt	(0.4)	(0.9)
Excess tax benefits from share-based compensation	2.8	6.1
Shares issued to employees, net of shares withheld	8.7	24.0
Repurchases of ordinary shares	(200.0)	(252.2)
Dividends paid	(57.5)	(49.2)
Purchase of noncontrolling interest	—	(134.7)
Net cash provided by (used for) financing activities	159.6	(24.7)
Effect of exchange rate changes on cash and cash equivalents	(25.1)	(2.6)
Change in cash and cash equivalents	20.7	(52.1)
Cash and cash equivalents, beginning of period	110.4	256.0
Cash and cash equivalents, end of period	$131.1	$203.9
Free cash flow
Net cash provided by (used for) operating activities of continuing operations	$(126.2)	$(12.7)
Capital expenditures	(34.8)	(27.2)
Proceeds from sale of property and equipment	2.3	0.4
Free cash flow	$(158.7)	$(39.5)

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Pentair plc and Subsidiaries
Supplemental Financial Information by Reportable Segment (Unaudited)

	2015	2014
In millions	First Quarter	First Quarter
Net sales
Valves & Controls	$429.2	$531.0
Flow & Filtration Solutions	350.1	401.1
Water Quality Systems	306.9	304.0
Technical Solutions	395.8	415.3
Other	(7.0)	(7.4)
Consolidated	$1,475.0	$1,644.0
Segment income (loss)
Valves & Controls	$42.0	$60.9
Flow & Filtration Solutions	29.1	34.7
Water Quality Systems	49.3	47.7
Technical Solutions	72.7	79.0
Other	(21.9)	(21.7)
Consolidated	$171.2	$200.6
Segment income as a percent of net sales
Valves & Controls	9.8%	11.5%
Flow & Filtration Solutions	8.3%	8.7%
Water Quality Systems	16.1%	15.7%
Technical Solutions	18.4%	19.1%
Consolidated	11.6%	12.2%

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Pentair plc and Subsidiaries
Reconciliation of the GAAP “As Reported” year ended December 31, 2015 to the “Adjusted” non-GAAP excluding the effect of 2015 adjustments (Unaudited)

	Actual	Forecast
In millions, except per-share data	First Quarter	Second Quarter		Full Year
Total Pentair
Net sales	$1,475.0	approx	$1,640	approx	$6,470
Operating income—as reported	171.2	approx	207	approx	913
% of net sales	11.6%	approx	12.6%	approx	14.1%
Adjustments:
Restructuring and other	—	approx	40	approx	60
Operating income—as adjusted	171.2	approx	247	approx	973
% of net sales	11.6%	approx	15.1%	approx	15.0%
Net income from continuing operations—as reported	118.2	approx	144	approx	647
Adjustments, net of tax	—	approx	31	approx	46
Net income from continuing operations—as adjusted	$118.2	approx	175	approx	$693
Continuing earnings per ordinary share—diluted
Diluted earnings per ordinary share—as reported	$0.65	approx	$ 0.78 - 0.79	approx	$3.55
Adjustments	—	approx	0.17	approx	0.25
Diluted earnings per ordinary share—as adjusted	$0.65	approx	$ 0.95 - 0.96	approx	$3.80

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Pentair plc and Subsidiaries
Reconciliation of Net Sales Growth to Core Net Sales Growth by Vertical
for the quarter ending March 28, 2015 (Unaudited)
	Q1 Net Sales Growth
	Core	Currency	Acq./ Div.	Total
Valves & Controls	(11.1)%	(8.1)%	—%	(19.2)%
Industrial	(9.7)%	(6.2)%	—%	(15.9)%
Energy	(12.0)%	(9.3)%	—%	(21.3)%
Flow & Filtration Solutions	(6.5)%	(6.2)%	—%	(12.7)%
Industrial	(0.6)%	(3.8)%	—%	(4.4)%
Residential & Commercial	(11.3)%	(7.1)%	—%	(18.4)%
Food & Beverage	(1.6)%	(8.8)%	—%	(10.4)%
Infrastructure	(13.7)%	(2.5)%	—%	(16.2)%
Water Quality Systems	4.1%	(3.2)%	—%	0.9%
Residential & Commercial	3.2%	(2.9)%	—%	0.3%
Food & Beverage	11.5%	(3.9)%	—%	7.6%
Technical Solutions	1.5%	(6.2)%	—%	(4.7)%
Industrial	(0.2)%	(6.5)%	—%	(6.7)%
Residential & Commercial	7.0%	(8.2)%	—%	(1.2)%
Energy	1.8%	(4.5)%	—%	(2.7)%
Infrastructure	2.1%	(6.5)%	—%	(4.4)%
Total Pentair	(4.0)%	(6.3)%	—%	(10.3)%
Industrial	(4.6)%	(6.0)%	—%	(10.6)%
Residential & Commercial	(0.8)%	(4.9)%	—%	(5.7)%
Energy	(8.9)%	(7.9)%	—%	(16.8)%
Food & Beverage	2.5%	(7.1)%	—%	(4.6)%
Infrastructure	(5.3)%	(4.6)%	—%	(9.9)%

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Pentair plc and Subsidiaries
Reconciliation of the GAAP “As Reported” year ended December 31, 2014 to the “Adjusted” non-GAAP excluding the effect of 2014 adjustments (Unaudited)

In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Total Pentair
Net sales	$1,644.0	$1,834.1	$1,758.4	$1,802.5	$7,039.0
Operating income—as reported	182.1	226.4	267.4	176.0	851.9
% of net sales	11.1%	12.3%	15.2%	9.8%	12.1%
Adjustments:
Restructuring and other	17.0	44.1	—	48.5	109.6
Pension and other post-retirement mark-to-market loss	—	—	—	49.9	49.9
Redomicile related expenses	1.5	8.8	—	—	10.3
Operating income—as adjusted	200.6	279.3	267.4	274.4	1,021.7
% of net sales	12.2%	15.2%	15.2%	15.2%	14.5%
Net income from continuing operations—as reported	125.5	159.2	192.5	129.8	607.0
Adjustments, net of tax	16.4	41.5	—	66.8	124.7
Net income from continuing operations—as adjusted	$141.9	$200.7	$192.5	$196.6	$731.7
Continuing earnings per ordinary share—diluted
Diluted earnings per ordinary share—as reported	$0.63	$0.81	$1.00	$0.70	$3.14
Adjustments	0.08	0.21	—	0.36	0.64
Diluted earnings per ordinary share—as adjusted	$0.71	$1.02	$1.00	$1.06	$3.78